SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 28, 2009, Simmons Bedding Company (“Simmons” or the “Company”) issued a press release announcing that Tempur-Pedic Management, Inc. and Tempur-Pedic North America, LLC (collectively, “Tempur-Pedic”) have agreed to voluntarily dismiss the patent infringement lawsuit that Tempur-Pedic had filed against Simmons and its subsidiary, The Simmons Manufacturing Co., LLC, on June 10, 2009 in the U.S. District Court for the Western District of Virginia.

On October 29, 2009, Simmons issued a press release announcing that the Company, along with Ares Management LLC ("Ares") and Ontario Teachers' Pension Plan ("Teachers"), had received notice from the Federal Trade Commission ("FTC") granting early termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The notice relates to the potential acquisition of Simmons and all of its subsidiaries, as well as its parent Bedding Holdco Incorporated, by certain affiliates of Ares and Teachers’ Private Capital, the private investment department of Teachers’, which was announced on September 25, 2009 (the “Transaction”).  With this notice from the FTC, all waiting periods under applicable antitrust and competition regulations in the U.S. and Canada have either terminated or expired and the parties have now satisfied one of the key conditions to consummating the Transaction.

The press releases are filed herewith as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits
99.1	Press Release dated October 28, 2009
99.2	Press Release dated October 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By: /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: October 30, 2009